UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

Tree Top Industries, Inc.

  (Name of Registrant As Specified In Its Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Tree Top Industries, Inc.

3887 Pacific Street

Las Vegas, NV 89121

INFORMATION STATEMENT

(Preliminary)

April 1, 2016

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), of Tree Top Industries, Inc., a Nevada Corporation (the “Company”), to notify such Stockholders that on or about April 1, 2016, the Company received written consents in lieu of a meeting of Stockholders from holders of 5,351,250 shares of voting securities representing approximately 57.9% of the 9,243,573 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to authorize the Company’s Board of Directors to approve the following:

(1) to effectuate a ten-for-one forward stock split (pro-rata increase of outstanding shares) of our issued and outstanding shares of Common Stock (the “Forward Stock Split”).

On March 31, 2016, the Board of Directors of the Company approved the Forward Stock Split, subject to Stockholder approval. The Majority Stockholders approved the Forward Stock Split by written consent in lieu of a meeting on March 31, 2016. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendment. We will file the Certificate of Amendment with the Secretary of State of the State of Nevada twenty (20) days following the mailing of this Information Statement to the Company’s shareholders of record on April 1, 2016.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Date: April 1, 2016	For the Board of Directors of TREE TOP INDUSTRIES, INC.

	By:	/s/ David Reichman
David Reichman
Chairman & CEO

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RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the “Board”) believes that the stockholders of the Company will benefit from the Forward Stock Split because it will attract potential investment from outside investors which will create a more liquid public market for its common stock.

ACTION TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

ACTION I FORWARD STOCK SPLIT

INCREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

GENERAL

The Board approved a resolution to effectuate a ten-for-one forward stock split. Under this forward stock split each one share of our Common Stock will be automatically converted into ten shares of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares. The effective date of the forward stock split will be approximately May 11, 2016.

PLEASE NOTE THAT THE FORWARD STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE FORWARD STOCK SPLIT WILL HAVE THE EFFECT OF INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL INCREASE 10-FOLD WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL ALSO BE INCREASED 10-FOLD.

PURPOSE AND MATERIAL EFFECTS OF THE FORWARD STOCK SPLIT

The Board of Directors has taken this action to dissuade short sellers and to enhance shareholder value.

When a company engages in a forward stock split, it substitutes a predetermined shares of stock for one share of stock. It does not increase the market capitalization of the company. An example of a forward split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $1.00 per share. Assume that the company declares a ten-for-one forward stock split. After the forward split, that company will have ten times as many shares outstanding, or 100,000,000 shares outstanding. The stock will have a market price of $0.10. If an individual investor owned 10,000 shares of that company before the split at $1.00 per share, he will own 100,000 shares at $.10 after the split. In either case, his stock will be worth $10,000. He is no better off before or after. Except that such company hopes that the lower stock price will make that company’s stock easier to acquire by potential investors. There is no assurance that that company’s stock will attract investors after a forward split.

We believe that the forward stock split may improve the stability of the price level of our Common Stock and that could help generate interest in the Company among investors and other business opportunities. However, the effect of the forward split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the forward split will rise or fall. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

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The forward split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the forward split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Forward Stock Split will be that the number of shares of Common Stock issued and outstanding will be increased from 9,243,573 shares of Common Stock to approximately 92,435,730 shares (depending on the number of fractional shares that are issued or cancelled). The Forward Stock Split will affect the shares of common stock outstanding. Currently, the Company has no Preferred Shares issued. The company has 50,000 shares of Preferred stock authorized, none of which has been issued.

The Forward Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Forward Stock Split, the stated capital on our balance sheet attributable to our Common Stock will remain the same. The per share net income or loss and net book value of our Common Stock will remain the same.

The Forward Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the Forward Stock Split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which we plan to once again become compliant with in the near future.

Stockholders should recognize that they will own a larger numbers of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment multiplied by 10. While we understand that the Forward Stock Split will result in a decrease in the market price of our Common Stock, there can be no assurance that the Forward Stock Split will result in the permanent proportional decrease in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a forward split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the forward split. In addition, the forward split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the forward split will achieve the desired results that have been outlined above.

Anti-Takeover Effects of the Forward Stock Split

THE OVERALL EFFECT OF THE FORWARD STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt. The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management. The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise. It was done as a way to attract potential investors and to dissuade short sellers in order to enhance shareholder value.

Neither the Company’s charter nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

As discussed above, the Forward Stock Split was the subject of a unanimous vote by the Board of Directors approving the Forward Stock Split. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a forward stock split.

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PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

The main purpose of completing this Forward Stock Split is to decrease the market price in order to have the ability to attract potential investors and discourage short sellers in order to enhance shareholder value.

FRACTIONAL SHARES

We will not issue fractional certificates for post-forward split shares in connection with the forward split. Instead, an additional share shall be issued to all holders of a fractional share. To the extent any holders of pre-forward split shares are entitled to fractional shares as a result of the Forward Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

SUMMARY OF FORWARD STOCK SPLIT

Below is a brief summary of the forward stock split:

The issued and outstanding Common Stock shall be increased on the basis of ten post-split shares of the Common Stock for every one pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

Stockholders of record of the Common Stock as of April 1, 2016 shall have their total shares increased on the basis of ten post-split shares of Common Stock for every one pre-split shares outstanding.

As a result of the increase of the Common Stock, the pre-split total of issued and outstanding shares of 9,243,573 shall be augmented to a total of approximately 92,435,730 issued and outstanding shares (depending on the number of fractional shares that are be issued or cancelled).

The Company’s authorized number of common stock shall be increased ten-fold to 100,000,000 shares of the Common Stock.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on April 1, 2016, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Forward Stock Split will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about April 11, 2016 to all Stockholders of record as of the Record Date.

Amended Certificate of Incorporation

On the date that is twenty (20) days following the mailing of this Information Statement, the Board of Directors shall have the Company’s Amendment to the Certificate of Incorporation filed with the State of Nevada in order to effect the increase in authorized shares.

ADDITIONAL INFORMATION

While currently delinquent, the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1. Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

2. Quarterly Report on Form 10-Q for the quarter ended June 30, 2014;

3. Quarterly Report on Form 10-Q for the quarter ended March 31, 2014; and

4. Annual Report on Form 10-K for the year ended December 31, 2013.

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OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 50,000 shares of Preferred Stock, of which none are outstanding, and 10,000,000 0 shares of Common Stock, par value $0.001 per share, of which 9,243,573 shares are outstanding as of April 1, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on the Record Date by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name of Beneficial Owner	Number of Common Shares Owned	Percent of Class
Board of Directors of TTII	5,351,250	57.9%
David Reichman	4,145,000	44.8%
Kathy M. Griffin	806,250	8.7%
American Resource Technologies, Inc.	466,853	5.1%
Frank Benintendo	225,000	2.4%
Donald Gilbert	175,000	1.9%

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under Nevada Corporate Law, the Company’s articles of incorporation consistent with above, or By-Laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE OF FORWARD STOCK SPLIT

Pursuant to Rule 14c-2 under the Exchange Act, the forward split shall not be effective until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on April 30, 2016, pending approval by the Financial Industry Regulatory Authority.

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CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: April 1, 2016

By Order of the Board of Directors

/s/ David Reichman
David Reichmanr
Chairman & CEO

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